250 Glen Street Glens Falls, NY 12801
NASDAQ® Symbol: "AROW" Website: arrowfinancial.com Media Contact: Blake Jones Tel: (518) 415-4274

FOR IMMEDIATE RELEASE
Thomas J. Murphy Terminates Employment as Arrow Financial Corporation President and CEO and as a Director of Arrow Financial Corporation;
David S. DeMarco Appointed President and CEO

GLENS FALLS, N.Y. (May 15, 2023) —Arrow Financial Corporation (the “Company” or “Arrow”) (NasdaqGS® - AROW) announced that Thomas J. Murphy terminated his employment as President and Chief Executive Officer of the Company and its lead subsidiary, Glens Falls National Bank and Trust Company (“GFNB”) and as a director of the Company and from all other positions he holds with the Company and its affiliates, effective May 12, 2023. The Company also announced that the Board of Directors has appointed Chief Banking Officer and Senior Executive Vice President David S. DeMarco as President and Chief Executive Officer of Arrow and its lead subsidiary, Glens Falls National Bank and Trust Company (“GFNB”).

Mr. DeMarco, who has been with the Company for 35 years, will continue to serve as President and Chief Executive Officer of Arrow subsidiary Saratoga National Bank and Trust Company. Mr. DeMarco joined the Company in 1987 as a commercial lender and since that time has served in positions of increasing responsibility with the organization. He was named President and CEO of Saratoga National Bank in 2012.

William L. Owens, Chairman of the Arrow Board, commented, “We are very pleased that Dave has agreed to serve as President and CEO of Arrow and GFNB. Dave has dedicated his career to the Company, understands community banking and he is well-known throughout our organization and the communities we serve.”

Mr. De Marco added, “It is an honor to be asked to serve as President and CEO of Arrow. I look forward to working closely with our team to continue to serve our customers and advance our strategic and financial goals.”

Arrow Director Thomas L. Hoy, who recently retired as Board Chair and served as President and CEO of Arrow from 1995 to 2012, said, “Dave is extremely knowledgeable about the operation of our banks and the needs of our customers; he has been instrumental in the growth of our organization over his many years of service.”
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Arrow Financial Corporation (NasdaqGS® - AROW) is a multi-bank holding company headquartered in Glens Falls, New York, serving the financial needs of northeastern New York. The Company is the parent of Glens Falls National Bank and Trust Company and Saratoga National Bank and Trust Company. Other subsidiaries include North Country Investment Advisers, Inc., and Upstate Agency, LLC, specializing in property and casualty insurance and group health and employee benefits.

The information contained in this news release may contain statements that are not historical in nature but rather are based on management’s beliefs, assumptions, expectations, estimates and projections about the future. This press release may contain "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, involving a degree of uncertainty and attendant risk. In the case of all forward-looking statements, actual outcomes and results may differ materially from what the statements predict or forecast, explicitly or by implication. Factors that could cause or contribute to such differences include, but are not limited to, factors set forth in the Company’s other filings with the Securities and Exchange Commission and factors related to the continuity, timing and effectiveness of the transition in executive management as described in this press release. The Company undertakes no obligation to revise or update these forward-looking statements to reflect the occurrence of unanticipated events. This press release should be read in conjunction with the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 and our other filings with the Securities and Exchange Commission.

Questions regarding this announcement can be directed to:
Blake Jones, Director of Marketing
blake.jones@arrowbank.com
518-415-4274

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